                                                                    EXHIBIT 99.1

[SUNTRUST BANK LOGO]                                              [CRESTAR LOGO]

CONTACTS:
SUNTRUST BANKS, INC.                CRESTAR FINANCIAL CORPORATION:
     James C. Armstrong                      Media:     Barry Koling
     (404) 588-7425                                     (804) 782-7845
                                             Investors: Eugene S. Putnam, Jr.
                                                        (804) 782-5619

FOR IMMEDIATE RELEASE

          SUNTRUST BANKS, CRESTAR FINANCIAL CORPORATION AGREE TO MERGE

ATLANTA, GA and RICHMOND, VA, July 20, 1998 - SunTrust Banks, Inc. ("SunTrust") (NYSE:STI) and Crestar Financial Corporation ("Crestar") (NYSE:CF) today announced that they have signed a definitive agreement to merge. The boards of directors of both companies have unanimously approved the agreement. The transaction is subject to regulatory approvals and the approval of shareholders of both companies. SunTrust expects to close the transaction in the fourth quarter of 1998.

The terms of the merger, which will be accounted for as a pooling-of-interests, call for a tax-free exchange of 0.96 shares of SunTrust common stock for each common share of Crestar. Based on SunTrust's closing stock price on July 17, 1998 of $87.44 and Crestar's 113.5 million fully diluted common shares outstanding, the transaction would have a value of $83.94 per Crestar common share and an aggregate value of $9.5 billion. The merger is expected to be accretive to SunTrust's earnings per share beginning in 1999.

Upon completion of the merger, Crestar will become a wholly-owned subsidiary of SunTrust, and will operate under its current name and management as one of SunTrust's four locally-focused bank holding companies. L. Phillip Humann will remain chairman, president and chief executive officer of SunTrust. Richard G. Tilghman, chairman and chief executive officer of Crestar, will continue in those posts, and will become vice chairman of the board of directors of SunTrust. Three additional representatives from the Crestar board will join the current 12 members on the SunTrust board of directors.

                                     - more -

"Our approach to banking is built on a local focus on our customers and our communities," said Mr. Tilghman. "We are delighted to have found in SunTrust a merger partner that gives us the best of both worlds - the relationship approach to banking that sets us apart in our marketplace, combined with additional resources to broaden our products and services, and to continue to compete effectively. Our customers will see the same faces in the same places, with no disruption, just the knowledge that what we do for them will be enhanced."

"Crestar is first class - a disciplined, well-managed bank with a reputation for quality service throughout its region. We're pleased to welcome Crestar and its people to the SunTrust family," said Mr. Humann. "Together, our financial, product and cultural strengths should be enormously appealing to the people and businesses of our rapidly-growing markets. Crestar fits perfectly with our business philosophy; it has the management orientation and the efficiency of operation to thrive within SunTrust's decentralized banking structure."

The merger will create the tenth-largest banking company in the United States, based on assets of $88 billion, and will provide a full line of consumer and commercial banking services to more than 3.3 million customers through its 1,093 branches in Florida, Georgia, Tennessee, Alabama, Virginia, Maryland, and the District of Columbia. The estimated market capitalization of the merged company will be $25.4 billion.

SunTrust estimates that the combined company can reduce its expenses by more than $130 million annually. On an annual basis, 75 percent of these cost reductions are expected to be achieved by the end of 1999, with the balance to be achieved in 2000. These cost reductions will be spread across a broad range of operational activities and staff functions of both companies.


                                    - more -

SunTrust and Crestar do not overlap geographically, but are contiguous. There will be no merger-related branch closings in either company's area. SunTrust expects to incur pre-tax merger-related restructuring charges of $200 million in 1998. In addition, a $50 million charge will be taken to align the companies' accounting and reserving policies. The companies believe there will be minimal job losses as a result of the merger and that any reductions would be accomplished primarily through attrition. Transition teams comprising representatives of both companies will analyze best practices and identify both cost savings and revenue enhancement possibilities.

The 1999 earnings estimate for the combined company includes modest revenue enhancements. The companies believe additional revenue enhancement opportunities will grow out of the merger, both from a greater ability to address the growth potential of the combined company's key market regions and from the ability to cross-sell each company's products and services to the other's customers. The initial benefits will come from increased capital leverage. SunTrust brings to the merger particular strengths in trust and investment management, investment banking, corporate banking and treasury management, while Crestar adds strength in mortgage banking, leasing and student lending.

SunTrust has ceased its share repurchase program.

SunTrust as advised by and received a fairness opinion from Lehman Brothers and was advised by the law firm of King & Spalding. Crestar was advised by Morgan Stanley Dean Witter, and the law firms of Skadden, Arps, Slate, Meagher & Flom and Hunton & Williams.

Crestar Financial Corporation is the holding company for Crestar Bank with 396 banking offices and 684 ATMs in Virginia, Maryland and the District of Columbia. Other subsidiaries provide insurance, equipment and automobile leasing, mortgage banking and full-service securities and investment advisory services. At June 30, 1998, Crestar had total assets of $26.2 billion and total deposits of $17.9 billion. Equity capital of $2.2 billion represented 8.4% of total assets. Book value per share was $19.65.

                                     -more-

SunTrust Banks, Inc. is a bank holding company based in Atlanta, Georgia. It offers traditional deposit and credit services as well as trust and investment services through 697 full-service banking offices in Florida, Georgia, Tennessee and Alabama. Various SunTrust subsidiaries provide credit cards, mortgage banking, credit-related insurance, data processing and information services, discount brokerage and investment banking services. As of June 30, 1998, SunTrust had total assets of $61.4 billion, total deposits of $37.0 billion, total shareholders' equity of $5.9 billion and a book value of $28.32 per share.


                                      ###


THIS NEWS RELEASE CONTAINS, AMONG OTHER THINGS, CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMBINED COMPANY FOLLOWING THE MERGER, INCLUDING STATEMENTS RELATING TO COST SAVINGS, ENHANCED REVENUE AND ACCRETION TO REPORTED EARNINGS THAT MAY BE REALIZED FROM THE MERGER AND CERTAIN RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE MERGER. SUCH FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING A VARIETY OF FACTORS THAT MAY CAUSE THE COMBINED COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO: (1) EXPECTED COST SAVINGS FROM THE MERGER MAY NOT BE FULLY REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER MAY BE LOWER THAN EXPECTED, OR DEPOSIT ATTRITION, OPERATING COSTS OR CUSTOMER LOSS AND BUSINESS DISRUPTION FOLLOWING THE MERGER MAY BE GREATER THAN EXPECTED;
(3) COMPETITIVE PRESSURES AMONG DEPOSITORY AND OTHER FINANCIAL INSTITUTIONS MAY INCREASE SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESS OF THE COMPANIES MAY BE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT MAY REDUCE MARGINS; (6) GENERAL ECONOMIC OR BUSINESS CONDITIONS, EITHER NATIONALLY OR IN THE STATES OR REGIONS IN WHICH THE COMPANIES DO BUSINESS, MAY BE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY OR A REDUCED DEMAND FOR CREDIT; (7) LEGISLATIVE OR REGULATORY CHANGES MAY ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMPANIES ARE ENGAGED; AND (8) CHANGES MAY OCCUR IN THE SECURITIES MARKETS.